Exhibit 99.1
News Release
For Immediate Release: December 4, 2019
H&R Block Announces Fiscal 2020 Second Quarter Results and Reiterates Fiscal Year Outlook
KANSAS CITY, Mo. - H&R Block, Inc. (NYSE: HRB) today released its financial results for the fiscal 2020 second quarter ended October 31, 2019. The company normally reports a fiscal second quarter loss due to the seasonality of its tax business. The fiscal second quarter typically represents less than 5% of annual revenues and less than 15% of annual expenses.
Fiscal Second Quarter Highlights1

▪	Fiscal second quarter financial results were in line with expectations, and the company reiterated its revenue growth and margin outlook for the full fiscal year.

▪	Revenues increased 8%, to $161 million due to Wave and improved tax return volumes.

▪	Loss per share from continuing operations[2] increased $0.10 to $0.93; adjusted loss per share from continuing operations[2,3] increased $0.07 to $0.85.

▪	The company repurchased and retired 5.7 million shares at an aggregate price of $137 million, or $23.94 per share.
"We've made significant progress to digitally enable all facets of our business to deliver expertise and care in new and compelling ways," said Jeff Jones, H&R Block's president and chief executive officer. "These efforts, along with Wave and our momentum from last year, position us well to deliver for this fiscal year and for the long term."

[1]	All amounts in this release are unaudited. Unless otherwise noted, all comparisons refer to the current period compared to the corresponding prior year period.
2 All per share amounts are based on weighted average fully diluted shares over the corresponding period.
3 Adjusted loss per share from continuing operations is a non-GAAP financial measure. See "About Non-GAAP Financial Information" below for more information regarding financial measures not prepared in accordance with generally accepted accounting principles (GAAP).

Fiscal 2020 Second Quarter Results From Continuing Operations

(in millions, except EPS)	Q2 FY2020	Q2 FY2019
Revenue	$161	$149
Pretax Loss	$(261)	$(232)
Net Loss	$(184)	$(171)
Weighted-Avg. Shares - Diluted	198.1	205.5
EPS[2]	$(0.93)	$(0.83)
Adjusted EPS[2,3]	$(0.85)	$(0.78)
EBITDA[4]	$(197)	$(169)

"We were pleased with our strong revenue growth in the fiscal second quarter," said Tony Bowen, H&R Block's chief financial officer. "We’re well-positioned for success in the upcoming tax season and have reiterated our revenue growth and margin outlook for the fiscal year."
Key Financial Metrics

▪	Fiscal second quarter results were in line with expectations.

▪	Total revenues increased $11.9 million, or 8.0%, to $160.8 million due to Wave and improved tax return volumes.

▪
Total operating expenses increased $39.4 million, or 10.8%, to $403.5 million due to Wave, planned investments in our technology roadmap, and legal expenses, which were partially offset by lower occupancy costs.

▪	Pretax loss increased $29.3 million, or 12.6%, to $261.3 million.

▪
Loss per share from continuing operations increased $0.10 to $0.93; adjusted loss per share from continuing operations increased $0.07 to $0.85. The change in pretax loss, along with lower shares outstanding, impacted loss per share. While beneficial on a full-year basis, the lower share count negatively impacts EPS in quarters in which the company reports a loss. These impacts were partially offset by an increased tax benefit.

Share Repurchases and Dividends

▪
During the second quarter of fiscal 2020, the company repurchased and retired approximately 5.7 million shares at an aggregate price of $136.9 million, or $23.94 per share. Fiscal year-to-date repurchases total 7.3 million shares at an aggregate price of $181.0 million, or $24.75 per share.

▪
As previously announced, a quarterly cash dividend of $0.26 per share is payable on January 2, 2020 to shareholders of record as of December 9, 2019. H&R Block has paid quarterly dividends consecutively since the company went public in 1962 and has increased its dividend in each of the past four fiscal years.

Discontinued Operations
For information on Sand Canyon, please refer to disclosures in the company’s reports on Forms 10-K, 10-Q, and other filings with the SEC.

4 Earnings before interest, taxes, depreciation and amortization (EBITDA) from continuing operations is a non-GAAP financial measure. See "About Non-GAAP Financial Information" below for more information regarding financial measures not prepared in accordance with generally accepted accounting principles (GAAP).

Conference Call
Discussion of the fiscal 2020 second quarter results, outlook, and a general business update will occur during the company’s previously announced fiscal second quarter earnings conference call for analysts, institutional investors, and shareholders. The call is scheduled for 4:30 p.m. Eastern time on December 4, 2019. To access the call, please dial the number below approximately 10 minutes prior to the scheduled starting time:
U.S./Canada (866) 987-6821 or International (630) 652-5951
Conference ID: 9677027
The call, along with a presentation for viewing, will also be webcast in a listen-only format for the media and public. The link to the webcast can be accessed directly at http://investors.hrblock.com. The presentation will be posted on the Quarterly Results page at http://investors.hrblock.com following the conclusion of the call.
A replay of the call will be available beginning at 7:30 p.m. Eastern time on December 4, 2019 and continuing for seven days by dialing (855) 859-2056 (U.S./Canada) or (404) 537-3406 (International). The conference ID is 9677027. The webcast will be available for replay beginning on December 5, 2019 and continuing for 90 days at http://investors.hrblock.com.
About H&R Block
H&R Block, Inc. (NYSE: HRB) is a global consumer tax and small business services provider. Tax return preparation services are provided by professional tax preparers in approximately 11,000 company-owned and franchise retail tax offices worldwide, as well as through virtual channels and H&R Block tax software products for the DIY consumer. H&R Block offers small business financial solutions through its retail locations and online through Wave. In fiscal 2019, H&R Block had revenues of $3.1 billion with over 23 million tax returns prepared worldwide. For more information, visit the H&R Block Newsroom.
About Non-GAAP Financial Information
This press release and the accompanying tables include non-GAAP financial information. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with generally accepted accounting principles, please see the section of the accompanying tables titled "Non-GAAP Financial Information."
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the securities laws. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words or variation of words such as "expects," "anticipates," "intends," "plans," "believes," "commits," "seeks," "estimates," "projects," "forecasts," "targets," "would," "will," "should," "goal," "could" or "may" or other similar expressions. Forward-looking statements provide management's current expectations or predictions of future conditions, events or results. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements. They may include estimates of revenues, client trajectory, income, effective tax rate, earnings per share, cost savings, capital expenditures, dividends, share repurchases, liquidity, capital structure, market share, industry volumes or other financial items, descriptions of management’s plans or objectives for future operations, products or services, or descriptions of assumptions underlying any of the above. All forward-looking statements speak only as of the date they are made and reflect the company's good faith beliefs, assumptions and expectations, but they are not guarantees of future performance or events. Furthermore, the company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions, factors, or expectations, new information, data or methods, future events or other changes, except as required by law. By their nature, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Factors that might cause such differences include, but are not limited to a variety of economic, competitive and regulatory factors, many of which are beyond the company's control, that are described in our Annual Report on Form 10-K for the fiscal year ended April 30, 2019 in the section entitled "Risk Factors" and additional factors we may describe from time to time in other filings with the Securities and Exchange Commission. You may get such filings for free at our website at http://investors.hrblock.com. In addition, factors that may cause the company’s actual estimated effective tax rate to differ from estimates include the company’s actual results from operations compared to current estimates, future discrete items, changes in interpretations and assumptions the company has made, and future actions of the company. You should understand that it is not possible to predict or identify all such factors and, consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.
For Further Information
Investor Relations:    Colby Brown, (816) 854-4559, colby.brown@hrblock.com
Media Relations:    Susan Waldron, (816) 854-5522, susan.waldron@hrblock.com

TABLES FOLLOW

CONSOLIDATED STATEMENTS OF OPERATIONS			(unaudited, in 000s - except per share amounts)
	Three months ended October 31,		Six months ended October 31,
	2019	2018	2019	2018

REVENUES:
Service revenues	$139,648	$127,267	$271,807	$254,127
Royalty, product and other revenues	21,153	21,604	39,356	39,927
	160,801	148,871	311,163	294,054
OPERATING EXPENSES:
Costs of revenues	253,206	250,815	482,598	472,375
Selling, general and administrative	150,334	113,319	266,470	219,059
Total operating expenses	403,540	364,134	749,068	691,434

Other income (expense), net	2,739	4,464	11,862	9,006
Interest expense on borrowings	(21,306)	(21,191)	(42,377)	(42,381)
Loss from continuing operations before income tax benefit	(261,306)	(231,990)	(468,420)	(430,755)
Income tax benefit	(77,752)	(61,053)	(139,142)	(111,021)
Net loss from continuing operations	(183,554)	(170,937)	(329,278)	(319,734)
Net loss from discontinued operations	(4,445)	(5,339)	(8,968)	(9,212)
NET LOSS	$(187,999)	$(176,276)	$(338,246)	$(328,946)

BASIC AND DILUTED LOSS PER SHARE:
Continuing operations	$(0.93)	$(0.83)	$(1.65)	$(1.55)
Discontinued operations	(0.02)	(0.03)	(0.04)	(0.04)
Consolidated	$(0.95)	$(0.86)	$(1.69)	$(1.59)

WEIGHTED AVERAGE BASIC AND DILUTED SHARES	198,079	205,520	200,058	206,596

CONSOLIDATED BALANCE SHEETS	(unaudited, in 000s - except per share data)
As of	October 31, 2019	October 31, 2018	April 30, 2019

ASSETS
Cash and cash equivalents	$245,312	$600,799	$1,572,150
Cash and cash equivalents - restricted	176,332	122,507	135,577
Receivables, net	74,710	61,286	138,965
Prepaid expenses and other current assets	105,058	106,410	146,667
Total current assets	601,412	891,002	1,993,359
Property and equipment, net	206,216	241,772	212,092
Operating lease right of use asset	475,969	—	—
Intangible assets, net	425,377	364,524	342,493
Goodwill	815,331	507,191	519,937
Deferred tax assets and income taxes receivable	145,807	130,987	141,979
Other noncurrent assets	86,629	97,820	90,085
Total assets	$2,756,741	$2,233,296	$3,299,945
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Accounts payable and accrued expenses	$111,439	$114,393	$249,525
Accrued salaries, wages and payroll taxes	57,602	43,396	196,527
Accrued income taxes and reserves for uncertain tax positions	106,125	94,257	271,973
Current portion of long-term debt	648,651	—	—
Operating lease liabilities	162,897	—	—
Deferred revenue and other current liabilities	177,243	183,675	204,976
Total current liabilities	1,263,957	435,721	923,001
Long-term debt and line of credit borrowings	980,299	1,491,328	1,492,629
Deferred tax liabilities and reserves for uncertain tax positions	180,362	235,799	197,906
Operating lease liabilities	326,691	—	—
Deferred revenue and other noncurrent liabilities	81,179	101,773	144,882
Total liabilities	2,832,488	2,264,621	2,758,418
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Common stock, no par, stated value $.01 per share	2,310	2,420	2,383
Additional paid-in capital	765,220	759,235	767,636
Accumulated other comprehensive loss	(21,817)	(18,880)	(20,416)
Retained earnings (deficit)	(122,535)	(64,291)	499,386
Less treasury shares, at cost	(698,925)	(709,809)	(707,462)
Total stockholders' equity (deficiency)	(75,747)	(31,325)	541,527
Total liabilities and stockholders' equity	$2,756,741	$2,233,296	$3,299,945

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS	(unaudited, in 000s)
Six months ended October 31,	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(338,246)	$(328,946)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	81,262	81,925
Provision for bad debt	1,890	2,350
Deferred taxes	12,595	17,913
Stock-based compensation	16,094	11,839
Changes in assets and liabilities, net of acquisitions:
Receivables	71,859	74,672
Prepaid expenses, other current and noncurrent assets	13,889	(9,134)
Accounts payable, accrued expenses, salaries, wages and payroll taxes	(267,257)	(218,692)
Deferred revenue, other current and noncurrent liabilities	(74,996)	(81,014)
Income tax receivables, accrued income taxes and income tax reserves	(206,278)	(179,660)
Other, net	(4,128)	1,056
Net cash used in operating activities	(693,316)	(627,691)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(42,854)	(66,422)
Payments made for business acquisitions, net of cash acquired	(416,925)	(24,549)
Franchise loans funded	(16,021)	(8,915)
Payments from franchisees	7,902	11,689
Other, net	50,839	4,993
Net cash used in investing activities	(417,059)	(83,204)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from line of credit borrowings	135,000	—
Dividends paid	(104,063)	(103,484)
Repurchase of common stock, including shares surrendered	(190,369)	(102,096)
Proceeds from exercise of stock options	1,215	1,746
Other, net	(18,544)	(22,434)
Net cash used in financing activities	(176,761)	(226,268)

Effects of exchange rate changes on cash	1,053	(3,209)

Net decrease in cash and cash equivalents, including restricted balances	(1,286,083)	(940,372)
Cash, cash equivalents and restricted cash, beginning of period	1,707,727	1,663,678
Cash, cash equivalents and restricted cash, end of period	$421,644	$723,306

SUPPLEMENTARY CASH FLOW DATA:
Income taxes paid, net of refunds received	$54,109	$50,197
Interest paid on borrowings	39,952	39,902
Accrued additions to property and equipment	3,409	4,765

FINANCIAL RESULTS	(unaudited, in 000s - except per share amounts)
	Three months ended October 31,		Six months ended October 31,
	2019	2018	2019	2018
REVENUES:
U.S. assisted tax preparation	$41,226	$41,652	$74,218	$72,756
U.S. royalties	7,820	8,062	14,679	15,633
U.S. DIY tax preparation	4,541	2,994	7,951	5,775
International	44,926	45,497	85,507	84,676
Refund Transfers	791	560	2,300	1,984
Emerald Card®	8,616	9,478	22,471	23,724
Peace of Mind® Extended Service Plan	25,660	24,318	58,497	60,895
Tax Identity Shield®	4,648	5,243	9,170	9,984
Interest and fee income on Emerald AdvanceTM	485	397	1,039	844
Wave	10,902	—	14,527	—
Other	11,186	10,670	20,804	17,783
	160,801	148,871	311,163	294,054
Compensation and benefits:
Field wages	60,993	59,096	114,796	109,028
Other wages	60,744	50,046	114,581	97,868
Benefits and other compensation	28,708	24,178	55,182	47,109
	150,445	133,320	284,559	254,005
Occupancy	97,530	104,880	189,682	195,606
Marketing and advertising	9,651	8,586	16,430	15,480
Depreciation and amortization	42,657	41,493	81,262	81,925
Bad debt	2,035	188	1,067	(670)
Other (1)	101,222	75,667	176,068	145,088
Total operating expenses	403,540	364,134	749,068	691,434

Other income (expense), net	2,739	4,464	11,862	9,006
Interest expense on borrowings	(21,306)	(21,191)	(42,377)	(42,381)
Pretax loss	(261,306)	(231,990)	(468,420)	(430,755)
Income tax benefit	(77,752)	(61,053)	(139,142)	(111,021)
Net loss from continuing operations	(183,554)	(170,937)	(329,278)	(319,734)
Net loss from discontinued operations	(4,445)	(5,339)	(8,968)	(9,212)
NET LOSS	$(187,999)	$(176,276)	$(338,246)	$(328,946)

BASIC AND DILUTED LOSS PER SHARE:
Continuing operations	$(0.93)	$(0.83)	$(1.65)	$(1.55)
Discontinued operations	(0.02)	(0.03)	(0.04)	(0.04)
Consolidated	$(0.95)	$(0.86)	$(1.69)	$(1.59)

Weighted average basic and diluted shares	198,079	205,520	200,058	206,596

EBITDA from continuing operations (2)	$(197,343)	$(169,306)	$(344,781)	$(306,449)

(1)
We reclassified $3.2 million and $5.4 million of supplies expense from its own financial statement line to other expenses for the three and six months ended October 31, 2018, respectively, to conform to the current year presentation.

(2) See "Non-GAAP Financial Information" for a reconciliation of non-GAAP measures.

(in 000s)
	Three months ended October 31,		Six months ended October 31,
NON-GAAP FINANCIAL MEASURE - EBITDA	2019	2018	2019	2018

Net loss - as reported	$(187,999)	$(176,276)	$(338,246)	$(328,946)
Discontinued operations, net	4,445	5,339	8,968	9,212
Net loss from continuing operations - as reported	(183,554)	(170,937)	(329,278)	(319,734)
Add back:
Income taxes of continuing operations	(77,752)	(61,053)	(139,142)	(111,021)
Interest expense of continuing operations	21,306	21,191	42,377	42,381
Depreciation and amortization of continuing operations	42,657	41,493	81,262	81,925
	(13,789)	1,631	(15,503)	13,285
EBITDA from continuing operations	$(197,343)	$(169,306)	$(344,781)	$(306,449)

(in 000s, except per share amounts)
	Q1	Q2
NON-GAAP FINANCIAL MEASURE - ADJUSTED EPS	Three months ended July 31, 2019	Three months ended October 31, 2019	Six months ended October 31, 2019

Net loss from continuing operations	$(145,724)	$(183,554)	$(329,278)

Adjustments (pretax):
Amortization of intangibles related to acquisitions	16,239	19,579	35,818
Adjusted pretax loss from continuing operations	(129,485)	(163,975)	(293,460)
Tax effect of adjustments (1)	(4,162)	(4,549)	(8,711)
Adjusted net loss from continuing operations	$(133,647)	$(168,524)	$(302,171)

Diluted loss per share (GAAP)	$(0.72)	$(0.93)	$(1.65)
Adjustments, net of tax	0.06	0.08	0.14
Adjusted loss per share (Non-GAAP)	$(0.66)	$(0.85)	$(1.51)

(1)    Tax effect of adjustments is computed as the pretax effect of the adjustments multiplied by our effective tax rate before discrete items.

(in 000s, except per share amounts)
	Q1	Q2		Q3		Q4
NON-GAAP FINANCIAL MEASURE - PRIOR YEAR ADJUSTED EPS	Three months ended July 31, 2018	Three months ended October 31, 2018	Six months ended October 31, 2018	Three months ended January 31, 2019	Nine months ended January 31, 2019	Three months ended April 30, 2019	Twelve months ended April 30, 2019

Net income (loss) from continuing operations	$(148,797)	$(170,937)	$(319,734)	$(119,779)	$(439,513)	$884,769	$445,256

Adjustments (pretax):
Amortization of intangibles related to acquisitions	15,204	15,107	30,311	16,142	46,453	16,298	62,751
Adjusted pretax income (loss) from continuing operations	(133,593)	(155,830)	(289,423)	(103,637)	(393,060)	901,067	508,007
Tax effect of adjustments (1)	(3,786)	(3,510)	(7,296)	(3,820)	(11,116)	(3,775)	(14,891)
Adjusted net income (loss) from continuing operations	$(137,379)	$(159,340)	$(296,719)	$(107,457)	$(404,176)	$897,292	$493,116

Diluted earnings (loss) per share (GAAP)	$(0.72)	$(0.83)	$(1.55)	$(0.58)	$(2.13)	$4.32	$2.15
Adjustments, net of tax	0.06	0.05	0.11	0.06	0.17	0.07	0.24
Adjusted earnings (loss) per share (Non-GAAP)	$(0.66)	$(0.78)	$(1.44)	$(0.52)	$(1.96)	$4.39	$2.39

(1)    Tax effect of adjustments is computed as the pretax effect of the adjustments multiplied by our effective tax rate before discrete items.
NON-GAAP FINANCIAL INFORMATION
Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Because these measures are not measures of financial performance under GAAP and are susceptible to varying calculations, they may not be comparable to similarly titled measures for other companies.
We consider our non-GAAP financial measures to be performance measures and a useful metric for management and investors to evaluate and compare the ongoing operating performance of our business.
We measure the performance of our business using a variety of metrics, including earnings before interest, taxes, depreciation and amortization (EBITDA) from continuing operations, EBITDA margin from continuing operations, adjusted diluted earnings per share from continuing operations and free cash flow. We also use EBITDA from continuing operations and pretax income of continuing operations, each subject to permitted adjustments, as performance metrics in incentive compensation calculations for our employees.
During the quarter we added adjusted diluted earnings per share from continuing operations as a non-GAAP measure, which excludes amortization of intangibles related to our acquisition of Wave and tax franchisee and competitor businesses. Due to the recent acquisition of Wave, we believe removing the impacts of amortization of acquired intangibles provides a more meaningful indicator of performance and will assist in understanding our financial results.
We may consider whether other significant items that arise in the future should be excluded from our non-GAAP financial measures.